                                                                     EXHIBIT 3.1

            SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                              OF TALEO CORPORATION

                             a Delaware corporation

      Taleo Corporation, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

      A. The name of the Corporation is Taleo Corporation. The Corporation was originally incorporated under the name of Recruitsoft.com Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 25, 1999.

      B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Seventh Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation.

      C. This Seventh Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with Sections 242 and 245 of the DGCL.

      D. This Seventh Amended and Restated Certificate of Incorporation has been duly approved by the written consent of the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

      E. The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read as set forth in Exhibit A attached hereto.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, on April 22, 2005.

                                                  TALEO CORPORATION

                                                  By: /s/ Jean Lavigueur
                                                  -----------------------------
                                                  Jean Lavigueur
                                                  Chief Financial Officer

                                    EXHIBIT A

                                    ARTICLE I

      The name of this corporation is Taleo Corporation (the "Corporation").

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      Immediately upon the filing of this Seventh Amended and Restated Certificate of Incorporation, each six (6) outstanding shares of the Corporation's Common Stock will be exchanged and combined, automatically and without further action, into one (1) share of Common Stock. Such combination shall be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded down to the nearest whole share, and each holder shall receive from the Corporation the cash value of such fractional shares in lieu of such fractional shares.

      A. Classes of Stock. This Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is three hundred fifty-three million, seven hundred sixty-three thousand, four hundred fifty-eight (353,763,458) shares. Two hundred seventy-four million, two hundred twenty-nine thousand, seven hundred sixty-two (274,229,762) shares shall be Common Stock, par value $0.00001 per share, and seventy nine million, five hundred thirty-three thousand, six hundred ninety-six (79,533,696) shares shall be Preferred Stock, par value $0.00001 per share. Of the authorized shares of Common Stock, a total of two hundred fifty million (250,000,000) shares are designated Class A Common Stock ("Class A Common Stock") and a total of twenty-four million, two hundred twenty-nine thousand, seven hundred sixty-two (24,229,762) shares are designated Class B Common Stock ("Class B Common Stock"). Of the authorized shares of Preferred Stock, a total of six million, three hundred fifty thousand, four hundred (6,350,400) shares shall be designated Series A Preferred Stock ("Series A Preferred Stock"), seven million, one hundred thirty two thousand, four hundred forty one (7,132,441) shares shall be designated Series B Preferred Stock ("Series B Preferred Stock"), fifty-two million, one hundred twelfth thousand, nine hundred thirty-one (52,112,931) shares shall be designated Series C Preferred Stock ("Series C Preferred Stock") and thirteen million, nine hundred thirty-seven, nine hundred twenty-four (13,937,924) shares shall be designated Series D Preferred Stock ("Series D Preferred Stock").

      Subject to the rights of stockholders set forth herein, the Board of Directors is further authorized to decrease (but not below the number of shares of any such Series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such Series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any Series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      B. Rights, Preferences, Privileges and Restrictions of Class A Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Class A Common Stock are as set forth below in this Article IV(B).

            (1) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors pari passu with the rights of holders of Series A Preferred Stock at the time outstanding. Such dividends shall not be cumulative.

            (2) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(D) hereof.

            (3) Redemption. The Class A Common Stock is not redeemable.

            (4) Voting Rights. The holder of each share of Class A Common Stock shall have the right to one (1) vote for each share of Class A Common Stock held by such holder, shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as is otherwise provided herein or as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

            (5) Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Class A Common Stock.

      C. Rights, Preferences, Privileges and Restrictions of Class B Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Class B Common Stock are as set forth below in this Article IV(C).

            (1) Redemption. The Class B Common Stock shall be redeemable by the Corporation, for a sum of $0.00001 per share, upon and simultaneously with the issuance by the Corporation of Class A Common Stock or Series A Preferred Stock to a holder of Class B Common Stock in exchange for Class A preferred exchangeable shares or Class B preferred exchangeable shares of the share capital of 9090-5415 Quebec, Inc., a company incorporated under the laws of the Province of Quebec (Canada), on the basis of one (1) share of Class B Common Stock to be redeemed for each share of Class A Common Stock or Series A Preferred Stock to be issued.

            (2) Voting Rights. Each holder of shares of Class B Common Stock shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation, shall be entitled to one vote for each share of Class B Common Stock held by such holder, shall have voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, and shall vote together as a single class with holders of Class A Common Stock and all series of Preferred Stock on all matters except as expressly required by law or as set forth in this Certificate of Incorporation. The holders of Class B Common Stock shall have no separate class or series vote on any matter except as expressly required by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

            (3) No Other Rights. Except as expressly set forth above, holders of Class B Common Stock shall not be entitled to any rights, economic or otherwise, as a result of their ownership of Class B Common Stock, including but not limited to any rights as to dividends, payment upon liquidation, dissolution or winding up of the Corporation or any other economic benefits.

      D. Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Article IV(D).

            (1) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors pari passu with the rights of holders of Class A Common Stock at the time outstanding. Such dividends shall not be cumulative.

      In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series A Preferred Stock (as provided in Section D(3) hereof), the Corporation shall, at the option of each holder, pay in cash to each holder of Series A Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Class A Common Stock in accordance with, and pursuant to the terms specified in, Section D(3) hereof.

            (2) Liquidation Preference.

                  a. Primary Distribution. Subject to the prior rights of the holders of Series B Preferred Stock set forth in Article IV(E), Series C Preferred Stock in Article IV(F) and Series D Preferred Stock in Article IV(G), in the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount as set forth below in Section D(2)(b) (as adjusted in each case for any stock dividends, combinations or splits with respect to such shares), plus in each case an amount equal to all declared but unpaid dividends on such shares.

                  b. Should the total value of the cash and assets after taking into account the rights of senior securities (based on the fair market value of such assets) available to be distributed by the Corporation to the holders of Series A Preferred Stock and Class A Common Stock pursuant to Section D(2)(a) (the "Distribution") be less than twenty million dollars, in Canadian funds, (CDN $20,000,000), the holders of the Series A Preferred Stock shall receive, in preference and priority to the holders of Class A Common Stock, by way of distribution of cash and assets, in the same proportion of cash and assets as in the

Distribution, an aggregate amount determined in accordance with the schedule below (the "Reserved Amount"):

DISTRIBUTION (RANGE)                                     RESERVED AMOUNT
--------------------                                    -----------------------
CDN$0 to                                                100% of Distribution
CDN$1,999,999

CDN$2,000,000 to                                        CDN$2,000,000
CDN$9,999,999

CDN$10,000,000 to                                       CDN$1,600,000
CDN$12,499,999

CDN$12,500,000 to                                       CDN$1,200,000
CDN$14,999,999

CDN$15,000,000 to                                       CDN$800,000
CDN$17,499,999

CDN$17,500,000 to                                       CDN$400,000
CDN$19,999,999

      and thereafter, the holders of the Series A Preferred Stock shall receive, pari passu with the holders of the Class A Common Stock, the balance of the Distribution (less the Reserved Amount), if any, pro rata based on the number of shares of Common Stock held by each such holder (assuming full conversion of all Series A Preferred Stock), or should the total value of the Distribution be twenty million dollars, in Canadian funds, (CDN$20,000,000) or more, the holders of the Series A Preferred Stock shall receive, pari passu with the holders of the Class A Common Stock, the full amount of the Distribution pro rata based on the number of shares of Common Stock held by each such holder (assuming full conversion of all Series A Preferred Stock).

            c. Definition of Liquidation Event; Notice.

                  (i) For purposes of this Section D(2), a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, and to include, (A) any distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs; or (B) a sale of all or substantially all of the assets of the Corporation in one or a series of transactions (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets; or (C) any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or other business combination) that results in the transfer of 50% or more of the outstanding voting power of the Corporation, provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions and pursuant to substantially the same terms by the persons who held this Corporation's securities immediately prior to such transaction.

                  (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                        (A) Securities not subject to investment letter or other similar restrictions on free marketability shall be valued as follows: (1) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the closing;
(2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day period ending three days prior to the closing; and (3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                        (B) Securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined as above in paragraph (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                  (iii) In the event the requirements of this Section D(2) are not complied with, this Corporation shall forthwith either:

                        (A) cause such closing to be postponed until such time as the requirements of this Section D(2) have been complied with; or

                        (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section D(2)(c)(iv) hereof.

                  (iv) The Corporation shall give each holder of record of Series A Preferred Stock written notice of any such impending transaction not later than ten (10) days prior to the stockholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the provisions of this Section D(2), and the amounts anticipated to be distributed to holders of each outstanding series and class of capital stock of the Corporation, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock (on an as-converted basis).

            (3) Conversion. The holders of Series A Preferred Stock shall have conversion rights set forth in Article IV(E)(3).

            (4) Voting Rights. Each holder of shares of Series A Preferred Stock shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation, shall be entitled to a number of votes equal to the number of shares of Class A Common Stock into which the shares of Series A Preferred Stock held by such holder could then be converted, shall have voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, and shall vote together as a single class with holders of Class A Common Stock, Class B Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock except as expressly required by law or as set forth in this Certificate of Incorporation. Fractional votes shall not be permitted, and any fractional voting rights resulting from the right of any holder of Series A Preferred Stock to vote on an as converted basis (after aggregating the shares into which all shares of Series A Preferred Stock held such holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The holders of Series A Preferred Stock shall have no separate class or series vote on any matter except as expressly required by law.

            (5) Status of Converted Series A Preferred Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section D(3), the shares so converted shall be canceled and shall not thereafter be issuable by the Corporation. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

      E. Rights, Preferences and Restrictions of Series B Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock are as set forth below in this Article IV(E).

            (1) Dividends. The holders of the Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, the Series A Preferred Stock or any other class or series of Common Stock or Preferred Stock that is not expressly senior to or pari passu in right of payment to the Series B Preferred Stock (collectively, "Series B Junior Stock"), when and as declared by the Board of Directors, dividends at a rate of $0.0973 per share per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares). The right to such dividends on the Series B Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series B Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year.

      In addition, the holders of the Series B Preferred Stock shall share pro rata with holders of Common Stock on the basis of the number of shares of Common Stock which each holder would be entitled to receive upon conversion of such holder's Series B Preferred Stock as of the record date for the dividend or distribution, in all other dividends or distributions, if any, that the Board of Directors may declare from time to time with respect to the Common Stock.

      In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series B Preferred Stock (as provided in Section E(3) hereof), the Corporation shall, at the option of each holder, pay in cash to each holder of Series B Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Class A Common Stock in accordance with, and pursuant to the terms specified in, Section E(3) hereof.

            (2) Liquidation Preference.

                  a. Subject to the prior rights of the holders of Series C Preferred Stock set forth in Article IV(F) and the holders of Series D Preferred Stock set out in Article IV(G), in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series B Junior Stock by reason of their ownership thereof, the amount of $1.40 per share for each share of Series B Preferred Stock then held by them (as adjusted for any subdivisions, combinations or stock dividends with respect to such shares), and, in addition, an amount equal to all declared but unpaid dividends on the Series B Preferred Stock. If, upon occurrence of such event the assets and funds legally available to be distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for such distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the respective amounts which would be payable in respect of the shares then held by them upon such distribution if all amounts on or with respect to such shares of Series B Preferred Stock were paid in full.

                  b. Upon completion of the distribution required by Sections G(2)(a), F(3)(a) and E(2)(a) the holders of the Series A Preferred Stock and Class A Common Stock of the Corporation shall receive all of the remaining assets of the Corporation as provided in Section 2 of Article IV(D).

                  c. (i) For purposes of this Section E(2), a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, (A) any distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs, (B) a sale of all or substantially all of the assets of the Corporation in one or a series of transactions (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets), or (C) any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or other business combination) that results in the transfer of 50% or more of the outstanding voting power of the Corporation, provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this Corporation's securities immediately prior to such transaction.

                     (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                        (A) Securities not subject to investment letter or other similar restrictions on free marketability shall be valued as follows: (1) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the closing;
(2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day period ending three days prior to the closing; and (3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                        (B) Securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined as above in paragraph (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                  (iii) The Corporation shall give each holder of record of Series B Preferred Stock written notice of any such impending transaction not later than ten (10) days prior to the stockholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the provisions of this Section E(2), and the amounts anticipated to be distributed to holders of each outstanding series and class of capital stock of the Corporation, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series B Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series B Preferred Stock (on an as-converted basis).

            (3) Conversion. The holders of the Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  a. Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing CDN$0.3149 by the then applicable Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Class A Common Stock shall be deliverable upon conversion of the Series A Preferred Stock (the "Series A Conversion Price") shall initially be CDN$0.3149 per share of Class A Common Stock. Such initial Series A Conversion Price shall be subject to adjustment as hereinafter provided. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing $1.40204 by the then applicable Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Class A Common Stock shall be deliverable upon conversion of the Series B Preferred Stock (the "Series B Conversion Price") shall initially be $1.40204 per share of Class A Common Stock. Such initial Series B Conversion Price shall be subject to adjustment as hereinafter provided.

                  b. Automatic Conversion. Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Class A Common Stock at the then effective Series A Conversion Price or Series B Conversion Price, as applicable, immediately upon the effectiveness of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public in which the aggregate net proceeds to the Company equal or exceed $25,000,000. The holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class at a duly held meeting or by written consent or other agreement, may at any time elect to convert all Series B Preferred Stock into Class A Common Stock. The holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class at a duly held meeting or by written consent or other agreement, may at any time elect to convert all Series A Preferred Stock into Class A Common Stock.

                  c. Mechanics of Conversion. Before any holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or Series B Preferred Stock, and shall give written notice to the

Corporation at such office that he elects to convert the same. Such notice shall also state whether the holder elects to receive declared but unpaid dividends on the Series A Preferred Stock or Series B Preferred Stock proposed to be converted in cash, or to convert such dividends into shares of Common Stock at their fair market value as determined by the Board of Directors. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock, and any declared but unpaid dividends on the converted Series A Preferred Stock or Series B Preferred Stock which the holder elected to receive in cash. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock or Series B Preferred Stock shall not be deemed to have converted such Series A Preferred Stock or Series B Preferred Stock until immediately prior to such closing.

      If only part of the Series A Preferred Stock or Series B Preferred Stock represented by the surrendered certificate or certificates is converted, the holder shall have the right to receive a new certificate for the shares of Series A Preferred Stock or Series B Preferred Stock represented by the original certificate or certificates which were not converted. All shares issued by the Corporation pursuant to the conversion of Series A Preferred Stock or Series B Preferred Stock into Common Stock, as set out above, shall be fully paid and non-assessable.

            d.    Adjustments to Conversion Price.

                  (i) Special Definitions. For purposes of this Section E(3), the following definitions shall apply:

                        (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                        (B) "Series B Original Issue Date" shall mean the date on which the first share of Series B Preferred Stock is issued.

                        (C) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                        (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section E(3)(d)(iii), deemed to be issued) by the Corporation after the Series B Original Issue Date, other than shares of Common Stock issued or issuable:

                              i)    upon conversion of shares of the Preferred
Stock;

                              ii)   to officers, directors or employees of, or
consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program (collectively, the "Plans") up to a maximum of 24,997,618 shares in the aggregate, pursuant to a warrant to Beauchesne, Ostiguy & Simard Inc. in an amount of 15,500 shares, pursuant to the Series D Preferred Stock Plan up to a maximum of 1,238,926 shares in the aggregate, pursuant to warrants to Comdisco, Inc./Comdisco Ventures, Inc. in an aggregate amount of 587,976 shares pursuant, to a warrant to Comerica Incorporated in an amount of 92,496 shares and pursuant, to a warrant to Planet Enlightenment Corp. in an amount of 10,000 shares (in each case as adjusted for any stock dividends, combinations or splits with respect to such shares after the Series A Original Issue Date or Series B Original Issue Date, as applicable);

                              iii)  as a dividend or distribution on Series A
Preferred Stock or Series B Preferred Stock; and

                              iv)   by way of dividend or other distribution on
shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (i), (ii) or (iii).

                  (ii) No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price or Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price or Series B Conversion Price, as applicable, in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred Stock or Series B Preferred Stock.

                  (iii) Deemed Issue of Additional Shares of Common Stock.

                        (A) Options and Convertible Securities. Except as provided in Section E(3)(d)(i)(D) above, in the event the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section E(3)(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price or Series B Conversion Price, as applicable, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              i)    no further adjustment in the Series A
Conversion Price or the Series B Conversion Price, as applicable, shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              ii)   if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price or the Series B Conversion Price, as applicable, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                              iii)  upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price or the Series B Conversion Price, as applicable, shall, upon such expiration, be recomputed as if:

                                    1)    in the case of Convertible Securities
or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, and

                                    2)    in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                              iv)   no readjustment pursuant to this clause (A)
shall have the effect of increasing with respect to Series A Preferred Stock, the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date or, with respect to the Series B Preferred Stock, the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price on the original adjustment date, or (ii) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                        (B) Stock Dividends. In the event the Corporation, at any time or from time to time after the Series B Original Issue Date, shall declare or pay any dividend on the Common Stock payable in Common Stock or Convertible Securities, then Additional Shares of Common Stock shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend (and the number of shares issuable with respect to Convertible Securities shall be determined in the same manner provided in clause (A) above).

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section E(3)(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price and/or the Series B Conversion Price, as applicable, in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price and/or Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying such Series A Conversion Price and/or Series B Conversion Price, as applicable, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price and/or Series B Conversion Price, as applicable, in effect on the date immediately prior to such issue; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock (including shares deemed to be issued pursuant to this section) so issued; and provided further that, for the purposes of this Section E(3)(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding Series A Preferred Stock or Series B Preferred Stock and all outstanding Convertible Securities, and upon exercise of all outstanding Options bearing an exercise price which is lower than the price at which Additional Shares of Common Stock were issued (or deemed to be issued), shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section E(3)(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                  (v) Determination of Consideration. For purposes of this Section E(3)(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (A)   Cash and Property: Such consideration shall:

                              i)    insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              ii)   insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                              iii)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

                        (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section E(3)(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing

                              (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (y) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (C) Stock Dividends. Any Additional Shares of Common Stock deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

                  (vi) Adjustments for Subdivisions, Combinations, or Consolidations of Common Stock. In the event the number of shares of Common Stock outstanding at any time after the Series A Original Issue Date or Series B Original Issue Date, as applicable, shall be subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, then the Conversion Price for the Series A Preferred Stock and Series B Preferred Stock in effect immediately prior to such subdivision, combination or consolidation shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately increased or decreased, as applicable.

            e. Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section E(3)(d)(iii), then, in each such case, the holders of Series A Preferred Stock or Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock or Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

            f. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock or a business combination, merger or consolidation of this Corporation with or into another entity (other than a subdivision, combination, merger, consolidation or sale of assets transaction provided for elsewhere in this Seventh Amended and Restated Certificate of Incorporation), provision shall be made so that the holders of Series A Preferred Stock or Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock or Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization, business combination, merger, consolidation or sale of assets transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section E(3) with respect to the rights of the holders of the Series A Preferred Stock or Series B Preferred Stock after the recapitalization to the end that the provisions of this Section E(3) (including adjustment of the applicable Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

            g. No Impairment. This Corporation will not, without the appropriate vote of the stockholders under the General Corporation Law or Sections E(5) and F(6), by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section E(3) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock or Series B Preferred Stock against impairment.

            h.    No Fractional Shares and Certificate as to Adjustments.

                  (i) No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred Stock or Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Class A Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock or Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or Series B Conversion Price pursuant to this Section E(3), this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock or Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Series A Conversion Price and Series B Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock or Series B Preferred Stock.

                  (iii) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock or Series B Preferred Stock such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock or Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock or Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock or Series B Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Seventh Amended and Restated Certificate of Incorporation.

                  (iv) Notices. Any notice required by the provisions of this Section E(3) to be given to the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall be deemed given if deposited in the United States registered or certified mail, postage prepaid, return receipt requested and addressed to each holder of record at his address appearing on the books of this Corporation.

            (4) Voting Rights. The holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Class A Common Stock into which such share of Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote together as a single class with holders of Class A Common Stock, Class B Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock with respect to any question upon which holders of Class A Common Stock have the right to vote, unless otherwise prohibited by law. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

            (5) Protective Provisions of Series A Preferred Stock and Series B Preferred Stock. The Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock that are entitled to vote with respect to the following matters:

                  a. alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, Class A Common Stock, Class B Common Stock or Series A Preferred Stock so as to adversely affect the shares of Series A Preferred Stock and Series B Preferred Stock, including by merger, consolidation, reorganization or otherwise;

                  b. increase or decrease (other than by redemption or conversion) the total number of authorized shares of Class A Common Stock, Class B Common Stock, Series A Preferred Stock or Series B Preferred Stock, including by merger, consolidation, reorganization or otherwise;

                  c. create (by new authorization, reclassification, recapitalization or otherwise) any class or series of stock or any other securities convertible into equity securities of this Corporation having a preference over, or being on a parity with, the rights, preferences or privileges of the Series A Preferred Stock or Series B Preferred Stock, including by merger, consolidation, reorganization or otherwise;

                  d. redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of any series of the Company's Preferred Stock or Common Stock other than as provided in
Article IV(C)(1) or Article VI(F)(1); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, provided that such repurchase has been approved by unanimous agreement of the Board of Directors;

                  e. effect a reclassification or recapitalization of the outstanding capital stock of the Corporation in which any capital stock has any preference or priority as to dividends or assets senior to or on parity with the preferences of the Series A Preferred Stock or the Series B Preferred Stock, including by merger, consolidation, reorganization or otherwise;

                  f. increase the number of authorized directors to more than seven directors; or

                  g. declare or effect the payment of a dividend on any share or shares of Class A Common Stock.

            (6) Status of Converted Series B Preferred Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section E(3) hereof, the shares so converted shall be canceled and shall not thereafter be issuable by the Corporation. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

      F. Rights, Preferences and Restrictions of Series C Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series C Preferred Stock are as set forth below in this Article IV(F).

            (1) Redemption. At the written request of the holders of a majority of the outstanding shares of Series C Preferred Stock delivered to the Corporation no earlier than 90 days prior to October 25, 2008 and no later than 10 days prior to October 25, 2008, the Corporation shall redeem, from sources of funds legally available therefor, the Series C Preferred Stock in three equal annual installments on each of October

25, 2008, October 25, 2009 and October 25, 2010 ("Series C Redemption Dates"). On each Series C Redemption Date, the Corporation shall redeem the Series C Preferred Stock to be redeemed on such date pro rata from each holder of Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each such holder. The Corporation shall effect such redemptions on the applicable Series C Redemption Dates by paying cash in exchange for the Series C Preferred Stock to be redeemed in a sum equal to $0.4907 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series C Redemption Price") plus all accrued and unpaid dividends on the shares to be redeemed. Any shares of Series C Preferred Stock not redeemed at the specified Series C Redemption Dates under this Section F(1) shall continue to accrue dividends until redeemed. A majority of the holders of the Series C Preferred Stock may elect to waive or defer one or more redemption payments with respect to all holders of the Series C Preferred Stock.

            (2) Dividends. The holders of the Series C Preferred Stock shall be entitled to receive, out of any funds legally available therefor, pari passu with the Series D Preferred Stock and prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, the Series A Preferred Stock and Series B Preferred Stock or any other class or series of Common Stock or Preferred Stock that is not expressly senior to or pari passu in right of payment to the Series C Preferred Stock (collectively, "Series C Junior Stock"), dividends compounded annually at the rate per annum of $0.039256 per share (as adjusted for any subdivisions, combinations or stock dividends with respect to such shares). The right to such dividends on the Series C Preferred Stock shall be cumulative and shall accrue whether or not declared by the Board of Directors and whether or not there are profits or surplus available therefor.

      In addition, the holders of the Series C Preferred Stock shall share pro rata with holders of Common Stock on the basis of the number of shares of Common Stock which each holder would be entitled to receive upon conversion of such holder's Series C Preferred Stock as of the record date for the dividend or distribution, in all other dividends or distributions, if any, that the Board of Directors may declare from time to time with respect to the Common Stock.

      In the event that the Corporation shall have accrued but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series C Preferred Stock (as provided in Section F(4) hereof), the Corporation shall, at the option of each holder, pay in cash to each holder of Series C Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Class A Common Stock in accordance with, and pursuant to the terms specified in, Section F(4) hereof; provided, however, that so long as any loans are outstanding under the Credit Facility (as defined below), no holder of Series C Preferred Stock may elect to have such dividends paid in cash. "Credit Facility" shall mean the Credit and Guaranty Agreement, dated as of April 25, 2005, among the Corporation, the lenders from time to time parties thereto, and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, as it may be amended or extended from time to time, together with the documents executed in connection therewith.

            (3)   Liquidation Preference.

                  a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, pari passu with the Series D Preferred Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series C Junior Stock by reason of their ownership thereof, the greater of (i) the amount that would be payable to each holder of the Series C Preferred Stock in respect of the Common Stock issuable upon conversion of such holder's shares of Series C Preferred Stock if all outstanding shares of Series C Preferred Stock were converted into Common Stock immediately prior to such event in accordance with Section F(4), or (ii) the sum of (x) $0.4907 (as adjusted for any subdivisions, combinations or stock dividends with respect to such shares) per share of the Series C Preferred Stock, and (y) any accrued and unpaid dividends on such shares. If, upon the occurrence of such event the assets and funds legally available to be distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for such distribution shall be distributed ratably among the holders of the Series C Preferred Stock and Series D Preferred Stock in proportion to the respective amounts which would be payable in respect of the shares then held by them upon such distribution if all amounts on or with respect to such shares of Series C Preferred Stock and Series D Preferred Stock were paid in full.

                  b. Upon completion of the distribution required by Sections G(2)(a) and F(3)(a) the holders of the Series A Preferred Stock, Series B Preferred Stock and Class A Common Stock of the Corporation shall receive all of the remaining assets of the Corporation as provided in Section E(2)(a) and
Section 2 of Article IV(D).

                  c. (i) For purposes of this Section F(3), unless the holders of a majority of the Series C Preferred Stock elect otherwise, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, (A) any distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs, (B) a sale of all or substantially all of the assets of the Corporation in one or a series of transactions (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets), or (C) any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or other business combination) that results in the transfer of 50% or more of the outstanding voting power of the Corporation, provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this Corporation's securities immediately prior to such transaction.

                        (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                              (A) Securities not subject to investment letter or
other similar restrictions on free marketability shall be valued as follows: (1) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the closing; (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day period ending three days prior to the closing; and (3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                              (B) Securities subject to investment letter or
other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined as above in paragraph (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                        (iii)The Corporation shall give each holder of record of Series C Preferred Stock written notice of any such impending transaction not later than ten (10) days prior to the stockholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the provisions of this Section F(3), and the amounts anticipated to be distributed to holders of each outstanding series and class of capital stock of the Corporation, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series C Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series C Preferred Stock (on an as-converted basis).

            (4) Conversion. The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  a. Right to Convert. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $0.4907 by the then applicable Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Class A Common Stock shall be deliverable upon conversion of the Series C Preferred Stock (the "Series C Conversion Price") shall initially be $0.4907 per share of Class A Common Stock. Such Series C Conversion Price shall be subject to adjustment as hereinafter provided.

                  b. Automatic Conversion. Each share of Series C Preferred Stock shall automatically be converted into shares of Class A Common Stock at the then effective Series C Conversion Price immediately upon the effectiveness of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public in which the per share price is equal to or greater than $1.4721 (as adjusted for any subdivisions, combinations or stock dividends with respect to the Common Stock after the Series C Original Issue Date) and the aggregate net proceeds to the Company equal or exceed $25,000,000 (a "Qualified Public Offering"). The holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting together as a single class at a duly held meeting or by written consent or other agreement, may at any time elect to convert all Series C Preferred Stock into Class A Common Stock.

                  c. Mechanics of Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into full shares of Class A Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same. Such notice shall also state whether the holder elects to receive accrued but unpaid dividends on the Series C Preferred Stock proposed to be converted in cash, or to convert such dividends into shares of Class A Common Stock at their fair market value as determined by the Board of Directors. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Class A Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Class A Common Stock, and any accrued but unpaid dividends on the converted Series C Preferred Stock which the holder elected to receive in cash. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive the Class A Common Stock issuable upon such conversion of the Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to such closing.

      If only part of the Series C Preferred Stock represented by the surrendered certificate or certificates is converted, the holder shall have the right to receive a new certificate for the shares of Series C Preferred Stock represented by the original certificate or certificates which were not converted. All shares issued by the Corporation pursuant to the conversion of Series C Preferred Stock into Class A Common Stock, as set out above, shall be fully paid and non-assessable.

                  d.    Adjustments to Conversion Price.

                        (i) Special Definitions. For purposes of this Section F(4), the following definitions shall apply:

                              (A) "Options" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                              (B) "Series C Original Issue Date" shall mean the
date on which the first share of Series C Preferred Stock is issued.

                              (C) "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Series D Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                              (D) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Section F(4)(d)(iii), deemed to be issued) by the Corporation after the Series C Original Issue Date, other than shares of Common Stock issued or issuable:

                                    i)    upon conversion of shares of Preferred
Stock;

                                    ii)   to officers, directors or employees
of, or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program (collectively, the "Plans") up to a maximum of 24,997,618 shares in the aggregate, pursuant to a warrant to Beauchesne, Ostiguy & Simard Inc. in an amount of 15,500 shares, pursuant to the Series D Preferred Stock Plan up to a maximum of 1,238,926 shares in the aggregate, pursuant to warrants to Comdisco, Inc./Comdisco Ventures, Inc. in an aggregate amount of 587,976 shares, pursuant to a warrant to Comerica Incorporated in an amount of 92,496 shares, and pursuant to a warrant to Planet Enlightenment Corp. in an amount of 10,000 shares (in each case as adjusted for any stock dividends, combinations or splits with respect to such shares after the Series C Original Issue Date);

                                    iii)  as a dividend or distribution on
Series C Preferred Stock (in accordance with the provisions hereof).

                        (ii) No Adjustment of Conversion Price. No adjustment in the Series C Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the

Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to such issue.

                        (iii) Deemed Issue of Additional Shares of Common Stock.

                              (A) Options and Convertible Securities. In the
event the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    i)    no further adjustment in the Series C
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    ii)   if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    iii)  upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Conversion Price shall, upon such expiration, be recomputed as if:

                                          1) in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, and

                                          2) in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                                    iv)   no readjustment pursuant to this
clause (A) shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the

Series C Conversion Price on the original adjustment date, or (ii) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                              (B) Stock Dividends. In the event the Corporation,
at any time or from time to time after the Series C Original Issue Date, shall declare or pay any dividend payable in Common Stock or Convertible Securities, then Additional Shares of Common Stock shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend (and the number of shares issuable with respect to Convertible Securities shall be determined in the same manner provided in clause (A) above).

                        (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section F(4)(d)(iii)) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series C Conversion Price in effect on the date immediately prior to such issue; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued (including for purposes of this Section F(4)(d)(iv) any increase in the number of Shares of Common Stock issuable upon conversion of any Series of Preferred Stock that results from such issuance of Additional Shares of Common Stock) provided that, for the purposes of this Section F(4)(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding Preferred Stock and all outstanding Convertible Securities, and upon exercise of all outstanding Options bearing an exercise price which is lower than the price at which Additional Shares of Common Stock were issued (or deemed to be issued), shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section F(4)(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                        (v) Determination of Consideration. For purposes of this Section F(4)(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              (A) Cash and Property: Such consideration shall:

                                    i)    insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                    ii)   insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                                    iii)  in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in the good faith exercise of its reasonable business judgment by the Board of Directors.

                              (B) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section F(4)(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing

                                    (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                    (y) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                              (C) Stock Dividends. Any Additional Shares of
Common Stock deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

                        (vi) Adjustments for Subdivisions, Combinations, or Consolidations of Common Stock. In the event the number of shares of Common Stock outstanding at any time after the Series C Original Issue Date shall be subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, then the Series C Conversion Price in effect immediately prior to such subdivision, combination or consolidation shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately decreased or increased, as applicable.

                  e. Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section F(4)(d)(iii), then, in each such case, the holders of Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  f. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock or a business combination, merger or consolidation of this Corporation with or into another entity (other than a subdivision, combination, merger, consolidation or sale of assets transaction provided for elsewhere in this Seventh Amended and Restated Certificate of Incorporation), provision shall be made so that the holders of Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization, business combination, merger, consolidation or sale of assets transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section F(4) with respect to the rights of the holders of the Series C Preferred Stock thereafter to the end that the provisions of this Section F(4) (including adjustment of the Series C Conversion Price then in effect and the number of shares issuable upon conversion of the Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  g. No Impairment. This Corporation will not, without the appropriate vote of the stockholders under the General Corporation Law or Sections E(5) and F(6), by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section F(4) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series C Preferred Stock against impairment.

                  h.    No Fractional Shares and Certificate as to Adjustments.

                        (i) No fractional shares shall be issued upon the conversion of any share or shares of Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Class A Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                        (ii) Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price pursuant to this Section F(4), this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series C Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series C Preferred Stock.

                        (iii) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series C Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Seventh Amended and Restated Certificate of Incorporation.

                        (iv) Notices. Any notice required by the provisions of this Section F(4) to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States registered or certified mail, postage prepaid, return receipt requested and addressed to each holder of record at his address appearing on the books of this Corporation.

            (5) Voting Rights. The holder of each share of Series C Preferred Stock shall have the right to one vote for each share of Class A Common Stock into which such share of Series C Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote together as a single class with holders of Class A Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock with respect to any question upon which holders of Class A Common Stock have the right to vote, unless otherwise prohibited by law. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

            (6) Protective Provisions of Series C Preferred Stock. So long as at least ten percent (10%) of the Series C Preferred Stock remain outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series C Preferred Stock:

                  a. alter or change the rights, preferences or privileges of the shares of the Series C Preferred Stock, including by merger, consolidation, reorganization or otherwise;

                  b. increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock, including by merger, consolidation, reorganization or otherwise;

                  c. create (by new authorization, reclassification, recapitalization or otherwise) any class or series of stock or any other securities convertible into equity securities of this Corporation having a preference over, or being on a parity with, the rights, preferences or privileges of the Series C Preferred Stock, including by merger, consolidation, reorganization or otherwise;

                  d. redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of any series of Preferred Stock or Common Stock other than as provided in Article IV(C)(1) and Section F(1) above; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, provided that such repurchase has been approved by unanimous agreement of the Board of Directors;

                  e. amend the Certificate of Incorporation or the Bylaws of the Corporation, including by merger, consolidation, reorganization or otherwise;

                  f. effect any acquisition of or investment in another person or entity involving consideration in excess of $1,000,000, other than in the ordinary course of business;

                  g. effect a sale, transfer or other disposition of assets, excluding sales of inventory and other sales in the ordinary course of business, in any transaction or series of related transactions involving consideration in excess of the lesser of (x) $1,000,000 or (y) 25% of the fair market value of the Corporation's consolidated assets;

                  h. effect any transaction with senior management of the Corporation or any other affiliates, except for any arms-length employment arrangements;

                  i. effect any debt or lease transaction involving in excess of $3,000,000.

            (7) Status of Converted Series C Preferred Stock. In the event any shares of Series C Preferred Stock shall be converted pursuant to Section F(4) hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

      G. Rights, Preferences and Restrictions of Series D Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series D Preferred Stock are as set forth below in this Article IV(G).

            (1) Dividends. The holders of the Series D Preferred Stock shall be entitled to receive, out of any funds legally available therefor, pari passu with the Series C Preferred Stock and prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, the Series A Preferred Stock and Series B Preferred Stock or any other class or series of Common Stock or Preferred Stock that is not expressly senior to or pari passu in right of payment to the Series D Preferred Stock (collectively, "Series D Junior Stock"), dividends compounded annually at the rate per annum of $0.039256 per share (as adjusted for any subdivisions, combinations or stock dividends with respect to such shares). The right to such dividends on the Series D Preferred Stock shall be cumulative and shall accrue whether or not declared by the Board of Directors and whether or not there are profits or surplus available therefor.

      In addition, the holders of the Series D Preferred Stock shall share pro rata with holders of Common Stock on the basis of the number of shares of Common Stock which each holder would be entitled to receive upon conversion of such holder's Series D Preferred Stock as of the record date for the dividend or distribution, in all other dividends or distributions, if any, that the Board of Directors may declare from time to time with respect to the Common Stock.

      In the event that the Corporation shall have accrued but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series D Preferred Stock (as provided in Section G(3) hereof), the Corporation shall, at the option of each holder, pay in cash to each holder of Series D Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Class A Common Stock in accordance with, and pursuant to the terms specified in, Section G(3) hereof.

            (2)   Liquidation Preference.

                  a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive, pari passu with the Series C Preferred Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series D Junior Stock by reason of their ownership thereof, the greater of (i) the amount that would be payable to each holder of the Series D Preferred Stock in respect of the Common Stock issuable upon conversion of such holder's shares of Series D Preferred Stock if all outstanding shares of Series D Preferred Stock were converted into Common Stock immediately prior to such event in accordance with Section G(3), or (ii) the sum of (x) $0.4907 (as adjusted for any subdivisions, combinations or stock dividends with respect to such shares) per share of the Series D Preferred Stock, and (y) any accrued and unpaid dividends on such shares. If, upon occurrence of such event the assets and funds legally available to be distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for such distribution shall be distributed ratably among the holders of the Series C Preferred Stock and Series D Preferred Stock in proportion to the respective amounts which would be payable in respect of the shares then held by them upon such distribution if all amounts on or with respect to such shares of Series C Preferred Stock and Series D Preferred Stock were paid in full.

                  b. Upon completion of the distribution required by Section F(3)(a) and G(2)(a) the holders of the Series A Preferred Stock, Series B Preferred Stock and Class A Common Stock of the Corporation shall receive all of the remaining assets of the Corporation as provided in Section E(2)(a) and
Section 2 of Article IV(D).

                  c. (i) For purposes of this Section G(2), unless the holders of a majority of the Series D Preferred Stock elect otherwise, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, (A) any distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs, (B) a sale of all or substantially all of the assets of the Corporation in one or a series of transactions (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets), or (C) any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or other business combination) that results in the transfer of 50% or more of the outstanding voting power of the Corporation, provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this Corporation's securities immediately prior to such transaction.

                        (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                              (A) Securities not subject to investment letter or
other similar restrictions on free marketability shall be valued as follows: (1) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the closing; (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day period ending three days prior to the closing; and (3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                              (B) Securities subject to investment letter or
other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined as above in paragraph (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                        (iii)The Corporation shall give each holder of record of Series D Preferred Stock written notice of any such impending transaction not later than ten (10) days prior to the stockholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the provisions of this Section G(2), and the amounts anticipated to be distributed to holders of each outstanding series and class of capital stock of the Corporation, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series D Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series D Preferred Stock (on an as-converted basis).

            (3) Conversion. The holders of the Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  a. Right to Convert. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $0.4907 by the then applicable Series D Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Class A Common Stock shall be deliverable upon conversion of the Series D Preferred Stock (the "Series D Conversion Price") shall initially be $0.4907 per share of Class A Common Stock. Such Series D Conversion Price shall be subject to adjustment as hereinafter provided.

      Notwithstanding anything herein to the contrary, to the extent the Corporation issues shares of Class A Common Stock pursuant to that certain warrant issued to FMR Corp. (the "Warrant"), then the Conversion Price of the Series D Preferred Stock shall be reduced, with effect from the Series D Original Issue Date (defined below), to an amount equal to the product of (i) $0.4907 multiplied by (ii) the quotient obtained by dividing (A) 123,892,670 by
(B) the sum of (x) 123,892,670 plus (y) the total aggregate number of shares of Class A Common Stock issued upon exercise of the Warrant (aggregating any prior partial exercises of the Warrant with the most recent exercise) (such adjusted Conversion Price to be the "Deemed Series D Conversion Price"), and in addition, any other adjustment of the Series D Conversion Price resulting from the operation of any other provision of this Section G(3) shall, upon each exercise of the Warrant, be recalculated or adjusted to reflect such deemed prior adjustment of the Series D Conversion Price to the Deemed Series D Conversion Price pursuant to this paragraph.

                  b. Automatic Conversion. Each share of Series D Preferred Stock shall automatically be converted into shares of Class A Common Stock at the then effective Series D Conversion Price immediately upon the effectiveness of a Qualified Public Offering. The holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting together as a single class at a duly held meeting or by written consent or other agreement, may at any time elect to convert all Series D Preferred Stock into Class A Common Stock.

                  c. Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert the same into full shares of Class A Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same. Such notice shall also state whether the holder elects to receive accrued but unpaid dividends on the Series D Preferred Stock proposed to be converted in cash, or to convert such dividends into shares of Class A Common Stock at their fair market value as determined by the Board of Directors. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Class A Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Class A Common Stock, and any accrued but unpaid dividends on the converted Series D Preferred Stock which the holder elected to receive in cash. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive the Class A Common Stock issuable upon such conversion of the Series D Preferred Stock shall not be deemed to have converted such Series D Preferred Stock until immediately prior to such closing.

      If only part of the Series D Preferred Stock represented by the surrendered certificate or certificates is converted, the holder shall have the right to receive a new certificate for the shares of Series D Preferred Stock represented by the original certificate or certificates which were not converted. All shares issued by the Corporation pursuant to the conversion of Series D Preferred Stock into Class A Common Stock, as set out above, shall be fully paid and non-assessable.

                  d.    Adjustments to Conversion Price.

                        (i) Special Definitions. For purposes of this Section G(4), the following definitions shall apply:

                              (A) "Options" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                              (B) "Series D Original Issue Date" shall mean the
date on which the first share of Series D Preferred Stock is issued.

                              (C) "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                              (D) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Section G(3)(d)(iii), deemed to be issued) by the Corporation after the Series D Original Issue Date, other than shares of Common Stock issued or issuable:

                                    i)    upon conversion of shares of Preferred
Stock;

                                    ii)   to officers, directors or employees
of, or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program (collectively, the "Plans") up to a maximum of 24,997,618 shares in the aggregate, pursuant to a warrant to Beauchesne, Ostiguy & Simard Inc. in an amount of 15,500 shares, pursuant to the Series D Preferred Stock Plan up to a maximum of 1,238,926 shares in the aggregate, pursuant to warrants to Comdisco, Inc./Comdisco Ventures, Inc. in an aggregate amount of 587,976 shares, pursuant to a warrant to Comerica Incorporated in an amount of 92,496 shares, and pursuant to a warrant to Planet Enlightenment Corp. in an amount of 10,000 shares (in each case as adjusted for any stock dividends, combinations or splits with respect to such shares after the Series D Original Issue Date);

                                    iii)  as a dividend or distribution on
Series D Preferred Stock (in accordance with the provisions hereof).

                        (ii) No Adjustment of Conversion Price. No adjustment in the Series D Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series D Conversion Price in effect on the date of, and immediately prior to such issue.

                        (iii) Deemed Issue of Additional Shares of Common Stock.

                              (A) Options and Convertible Securities. In the
event the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    i) no further adjustment in the Series D
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    ii) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    iii) upon the expiration of any such Options
or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series D Conversion Price shall, upon such expiration, be recomputed as if:

                                          1) in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, and

                                          2) in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                                    iv) no readjustment pursuant to this clause
(A) shall have the effect of increasing the Series D Conversion Price to an amount which exceeds the lower of (i) the Series D Conversion Price on the original adjustment date, or (ii) the Series D Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                    (B) Stock Dividends. In the event the
Corporation, at any time or from time to time after the Series D Original Issue Date, shall declare or pay any dividend payable in Common Stock or Convertible Securities, then Additional Shares of Common Stock shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend (and the number of shares issuable with respect to Convertible Securities shall be determined in the same manner provided in clause (A) above).

                              (iv) Adjustment of Conversion Price Upon Issuance
of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section G(3)(d)(iii)) without consideration or for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying such Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series D Conversion Price in effect on the date immediately prior to such issue; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued (including for purposes of this Section G(4)(d)(iv) any increase in the number of Shares of Common Stock issuable upon conversion of any Series of Preferred Stock that results from such issuance of Additional Shares of Common Stock) provided that, for the purposes of this Section G(3)(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding Preferred Stock and all outstanding Convertible Securities, and upon exercise of all outstanding Options bearing an exercise price which is lower than the price at which Additional Shares of Common Stock were issued (or deemed to be issued), shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section G(3)(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                              (v) Determination of Consideration. For purposes
of this Section G(3)(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) Cash and Property: Such consideration
shall:

                                          i) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                          ii) insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                                          iii) in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in the good faith exercise of its reasonable business judgment by the Board of Directors.

                                    (B) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section G(3)(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing

                                          (x) the total amount, if any, received
or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                          (y) the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (C) Stock Dividends. Any Additional Shares
of Common Stock deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

                              (vi) Adjustments for Subdivisions, Combinations,
or Consolidations of Common Stock. In the event the number of shares of Common Stock outstanding at any time after the Series D Original Issue Date shall be subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, then the Series D Conversion Price in effect immediately prior to such subdivision, combination or consolidation shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately decreased or increased, as applicable.

                        e. Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section G(3)(d)(iii), then, in each such case, the holders of Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                        f. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock or a business combination, merger or consolidation of this Corporation with or into another entity (other than a subdivision, combination, merger, consolidation or sale of assets transaction provided for elsewhere in this Seventh Amended and Restated Certificate of Incorporation), provision shall be made so that the holders of Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization, business combination, merger, consolidation or sale of assets transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section G(3) with respect to the rights of the holders of the Series D Preferred Stock thereafter to the end that the provisions of this Section G(3) (including adjustment of the Series D Conversion Price then in effect and the number of shares issuable upon conversion of the Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                        g. No Impairment. This Corporation will not, without the appropriate vote of the stockholders under the General Corporation Law or Sections E(5) and F(6), by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section G(3) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series D Preferred Stock against impairment.

                        h. No Fractional Shares and Certificate as to Adjustments.

                              (i) No fractional shares shall be issued upon the
conversion of any share or shares of Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Class A Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                              (ii) Upon the occurrence of each adjustment or
readjustment of the Series D Conversion Price pursuant to this Section G(3), this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series D Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred Stock.

                              (iii) Reservation of Stock Issuable Upon
Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series D Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Seventh Amended and Restated Certificate of Incorporation.

                              (iv) Notices. Any notice required by the
provisions of this Section G(3) to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited in the United States registered or certified mail, postage prepaid, return receipt requested and addressed to each holder of record at his address appearing on the books of this Corporation.

                  (4) Voting Rights. The holder of each share of Series D Preferred Stock shall have the right to one vote for each share of Class A Common Stock into which such share of Series D Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote together as a single class with holders of Class A Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock with respect to any question upon which holders of Class A Common Stock have the right to vote, unless otherwise prohibited by law. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (5) Status of Converted Series D Preferred Stock. In the event any shares of Series D Preferred Stock shall be converted pursuant to Section G(3) hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                                   ARTICLE V

      Except as otherwise provided in this Seventh Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
ARTICLE VI

                                   ARTICLE VI

      Subject to Article IV(E)(5), the number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

      To the maximum extent permitted from time to time under the law of the State of Delaware, this Corporation renounces any interest or expectancy of the Corporation in, or being offered an opportunity to participate in, business opportunities that are from time to time presented to the director elected by each of Bain Capital Venture Fund, L.P., Telesystem Software Ventures Limited Partnership and Communicade Investments Ltd. (the "Bain Director," the "Telsoft Director," and the "Communicade Director," respectively). No amendment or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any Bain Director, Telsoft Director or Communicade Director for or with respect to any opportunities of which such Bain Director, Telsoft Director or Communicade Director become aware prior to such amendment or repeal.

                                   ARTICLE VII

      Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the

State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

      To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with or without the approval of a corporation's stockholders, further limitations of the liability of the corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

      Any repeal or modification of the foregoing provisions of this Article IX, by amendment of this Article IX or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                    ARTICLE X

      To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

      Any repeal or modification of any of the foregoing provisions of this
Article X, by amendment of this Article X or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                   ARTICLE XI

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Seventh Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, subject to the rights of stockholders herein.

                                   ARTICLE XII

      The Corporation shall have perpetual existence.